UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant ☒

Filed by Party other than Registrant ☐

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☐Preliminary Proxy Statement
☐Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Longwei Petroleum Investment Holding Limited
No. 30 Dajingyu Street, Xiaojingyu Xiang
Wan Bailin District, Taiyuan City 030024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 20, 2012

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Longwei Petroleum Investment Holding Limited (“Longwei”, or the “Company”), which will be held on Thursday, December 20, 2012 at 9:00 a.m. local time at our offices, located at No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024, for the following purposes:

1. To elect five (5) members to our Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of Anderson Bradshaw, PLLC as our independent registered public accounting firm for our fiscal year ending June 30, 2013; and

3. For the transaction of such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Longwei’s Board of Directors has fixed the close of business on November 26, 2012 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 8:30 a.m, local time.  Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.  If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Your vote is very important.

By the Order of the Board of Directors

/s/ Cai Yongjun
Cai Yongjun
Chairman of the Board of Directors

Dated: November 27, 2012

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save Longwei the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.  Your vote is important, so please act today!

Longwei Petroleum Investment Holding Limited
No. 30 Dajingyu Street, Xiaojingyu Xiang
Wan Bailin District, Taiyuan City 030024

PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 20, 2012

The Board of Directors of Longwei Petroleum Investment Holding Limited (“Longwei” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024, on Thursday, December 20, 2012, at 9:00 a.m. local time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I Receiving These Materials?

These proxy materials are being sent to the holders of shares of the voting stock of Longwei Petroleum Investment Holding Limited, a Colorado corporation, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 A.M.. local time, on December 20, 2012 at No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about November 27, 2012. A copy of our Form 10-K for the year ended June 30, 2012 has been mailed concurrently with this Proxy Statement. This Proxy Statement and our 2012 Annual Report are available at: www.longweipetroleum.com.

Who is Entitled to Vote?

Our Board has fixed the close of business on November 26, 2012 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  On the record date, there were 101,484,269 shares of common stock outstanding and 814,643 shares of Series A Preferred Stock outstanding.  Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.  Holders of our shares of Series A Preferred Stock are not entitled to vote.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Corporate Stock Transfer, you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Shareholders of Record

For your convenience, our record holders have three methods of voting:

1. 2.
Vote by Internet.  The website address for Internet voting is on your vote instruction form.
Vote by mail.  Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons.  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when one-third of the shares entitled to vote, as of the record date, are represented in person or by proxy.  Thus, 33,828,090 shares must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

With the exception of Proposal 2, the ratification of the appointment of Anderson Bradshaw PLLC as our independent registered public accounting firm for our fiscal year ending June 30, 2013, all of the proposals to be voted upon at our 2012 Annual Meeting are considered non-routine.

What is an Abstention?

An abstention is a stockholders affirmative choice to decline to vote on a proposal.  Abstentions are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of five (5) members to our Board of Directors	Plurality of the votes cast (the five directors receiving the most “For” votes)	No

Ratification of the Appointment of Anderson Bradshaw PLLC as our Independent Registered Public Accounting Firm for our Fiscal Year Ending June 30, 2013	A majority of the votes cast	Yes

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposal, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of Longwei, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Longwei Petroleum Investment Holding Limited, No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024, Attention: Secretary, or by facsimile at +1 (727) 231-0944.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters’ Rights of Appraisal?

Longwei shareholders do not have appraisal rights under Colorado law or under the governing documents of Longwei with respect to the matters to be voted upon at the 2012 Annual Meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within three business days of the meeting.

When are Stockholder Proposals Due for the 2013 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2013 Annual Meeting must be submitted in writing to the Company’s Secretary at No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024, and received no later than April 20, 2013, to be includable in the Company’s proxy statement and related proxy for the 2013 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our board of the five nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

The following is a list of our current directors.  All directors serve one-year terms or until each of their successors are duly qualified and elected.

Name	Age	Position
Cai Yongjun	42	Chairman of the Board of Directors
Yongping Xue	44	Director
Douglas Cole	57	Director
Dora Dong	55	Director
Xue Xiaoping	43	Director

Cai Yongjun, Chief Executive Officer and Director

Mr. Cai is the founder and has served as the Chief Executive Officer of Taiyuan Longwei, the Company's wholly-owned subsidiary, since October 1995. He has over 16 years experience in the trading, storage and handling of petroleum products. Mr. Cai is active in the business and oversees daily operations. Mr. Cai served in the People’s Liberation Army and attended Shanxi University where he majored in Business Administration. Mr. Cai is a respected leader in the petroleum industry in central China. Mr. Cai was selected as a director because of his experience in the oil and gas industry in general and the Company’s operations in particular. He has not served in any other directorships in the last five years.

Yongping Xue, Director, Secretary and Treasurer

 Ms. Xue has been the Company's Secretary, Treasurer and Director since November 1998. From August 1994 until November 1998, she was the deputy manager for Taiyuan Hua Xin Trading Company, Ltd., where she served as the deputy general manager. Taiyuan Hua Xin Trading Company is a wholesale petroleum company engaged in the selling of diesel and gasoline to other wholesale users. From September 1991 to July 1994, Ms. Xue attended Shanxi Law School where she earned her law degree. Ms. Xue was selected as a director because of her experience in the oil and gas industry in general and the Company’s operations in particular, including her expertise in PRC law and contracts. She has not served in any other directorships in the last five years.

Douglas Cole, Director

Mr. Cole was appointed as a director of the Company on March 22, 2010. Mr. Cole joined the Board as an independent director and has also been appointed to serve on the Company’s Compensation, Nominating and Audit Committees. Mr. Cole is currently the Chairman of the Audit Committee. Prior to his appointment, and since September 2006, Mr. Cole has worked with Objective Equity LLC a boutique Investment Bank based in New York. Mr. Cole focuses most of his time on initial financing, corporate structure and M&A. From February 2003 to February 2006 Mr. Cole served as the Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB) now based in Carrollton, Texas. TWL was a leading provider of integrated learning solutions for compliance, safety, emergency preparedness, continuing education and skill development in the workplace. During the initial phase Mr. Cole acquired similar companies in Australia, Norway, South Africa and the US. He acquired Primedia Workplace Learning from KKR in 2005. Since 1986, TWL Knowledge Group (formally Primedia) has met the training and education needs of more than eight million professionals in the industrial, healthcare, fire and emergency, government, law enforcement and private security markets. The company produces and delivers education and workplace skills training content to organizations via global satellite television, the Internet and traditional media such as DVD, CD ‐ ROM and PC ‐ based, quasi virtual reality simulation platform. Mr. Cole was selected as a director because of his experience in the US financial markets in general, including his expertise in emerging growth companies. Since June 2012, Mr. Cole has served as a member of the board of directors and special committee member of First Surgical Partners, Inc., a U.S.-based healthcare company. From September 2010 to November 2011 he served as a member of the board of directors of China Chemical Corp. Mr. Cole was chosen to serve on the Company’s Board of Directors based on his experience in the U.S. financial markets in general, including his expertise in emerging growth companies.

Dora Dong, Director

Ms. Dong was appointed to serve as a member of the board on December 15, 2012. Ms. Dong joined the Board as an independent director and has also been appointed to serve on the Company’s Compensation, Nominating and Audit Committees. Ms. Dong is currently the Chairman of the Company’s Compensation Committee. She is an entrepreneur and business leader who works to promote trade and commerce between the US and China. Since July 2008, Ms. Dong has served as the Vice President of the Silicon Valley Chinese American Computer and Commerce Association and from July 2006 to July 2008, served as its Chief Financial Officer. Ms. Dong has been a member of the board of directors of the Silicon Valley Chinese American Computer and Commerce Association since July 2000. Additionally, Ms. Dong has served as a committee member of Su Zhou Overseas Chinese Association since May 2010 and was appointed to such position by the Su Zhou City Government. From May 2009 to the present, Ms. Dong has served as the President of New Continental - USA in Silicon Valley. From September 2009 to the present, Ms. Dong has served as the Chairman of Su Zhou New Continental Education Consulting Company Ltd. in China. Since January 2011, Ms. Dong has served as a director of China Bilingual Technology & Education Group, Inc. in Taiyuan City, China. From July 2010 to June 2011, Ms. Dong previously served on the board of directors of Worldwide Energy & Manufacturing USA, Inc., an international solar manufacturing and engineering firm with multiple factories in China and sales worldwide. Ms. Dong received her Bachelors of Science Degree in Business Administration from John F. Kennedy University in 1990. Ms. Dong was chosen to serve as a director based on her financial management experience in public and private companies in senior level corporate strategic management positions. Moreover, Ms. Dong and her affiliated organizations have been continuing to build strong relationships with both government and business leaders in the US and the PRC.

Xue Xiaoping, Director

Ms. Xiaoping was appointed as a director of the Company on March 22, 2010. Ms. Xiaoping joined the Board as an independent director and has also been appointed to serve on the Company’s Compensation, Nominating and Audit Committees. Since 2003, Ms. Xiaoping has worked as a self-employed economist and researcher in the field of International Trade. From August 2002 to January 2003, Ms. Xiaoping worked at the Trade and Industry Bureau of Shanxi Province and From January 1996 to March 2002, she worked at the Beijing Military Region Business Administration Business Bureau. Ms. Xioaping received her degree from the Peking University School of Economics. Ms. Xioaping was selected as a director because of her experience in the oil and gas industry in general and the Company’s operations in particular, including her expertise in PRC economics and trade. She has not served in any other directorships in the last five years.

Information about our Executive Officers

Mr. Cai Yongjun	42	Chief Executive Officer and Chairman
Mr. Michael Toups	46	Chief Financial Officer
Mr. Yongping Xue	44	Secretary, Treasurer and Director

Biographical Information about Mr. Cai and Ms. Xue is provided above under “Information With Respect to Director Nominees”.

Michael Toups, Chief Financial Officer

Mr. Toups was appointed Chief Financial Officer in June 2010. Mr. Toups is an accounting and corporate finance executive with over 20 years of experience in senior management with specialties in business strategy, M&A and international trade. He has middle-market corporate finance experience across a variety of industries as both principal and advisor and has served in roles as the CFO, COO, and director of private and publicly traded companies. Mr. Toups’ expertise includes PCAOB audits, SEC reporting and Sarbanes-Oxley compliance. He is also well-versed in Chinese business practices and has directed strategic business planning for Asia-based companies for over 12 years. Since September 2010, Mr. Toups also serves as the CFO of China Bilingual Technology & Education Group, a Taiyuan, Shanxi China-based education company operating K-12 private boarding schools. Since June 2012, Mr. Toups has served as a member of the board of directors and special committee member of First Surgical Partners, Inc., a US-based healthcare company. From December 2010 to December 2011 he served as a member of the board of directors of Lotus Pharmaceuticals, a Beijing China-based manufacturer of pharmaceutical products. Most recently Mr. Toups served as Director of Asia Investment Banking, Midtown Partners & Co. from December 2007 to July 2010 and as the CFO and director of Nork Lighting, a China-based manufacturer and the largest retailer of high-end residential lighting products in China from December 2007 to July 2010. From May 2009 to May 2011, he served as the president and director of Stone Harbor Investments, Inc., a small business consulting company. From January 2001 to December 2007, he served as president and owner of Peak Crown, a consulting company for the import of products from Asia and financial services. Mr. Toups holds an MBA in Finance from the University of Notre Dame and a BBA in Finance from Texas Christian University.

 Information Regarding the Board of Directors and Corporate Governance

Directorships

Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of Longwei and its shareholders.  The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Longwei.  The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating
Cai Yongjun
Yongping Xue
Douglas Cole	✓	✓	✓	✓
Dora Dong	✓	✓	✓	✓
Xue Xiaoping	✓	✓	✓	✓

 Meetings and Committees of the Board of Directors

Our board of directors held no formal meetings during the most recently completed fiscal year. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Colorado and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Policy Regarding Attendance at Annual Meetings of Stockholders

Longwei does not have a policy with regard to board members’ attendance at annual meetings.

Director Independence

Our Board of Directors has determined that currently Douglas Cole, Dora Dong and Xue Xiaoping qualify as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and in the listing standards of The Nasdaq Stock Market, Inc. – Marketplace Rule 4200 and of Section 121 and Part 8 of the NYSE MKT LLC listing standards.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our Board of Directors. The Audit Committee receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Code of Ethics

On March 22, 2010, we adopted a Code of Ethics for our principal executive officers and senior management. The Code is designed to deter wrongdoing and promote honest and ethical conduct; full and fair disclosure in reports and documents submitted to the SEC; compliance with applicable governmental laws, rules and regulations; and the prompt internal reporting of violations of the code to appropriate persons by our senior management.

 Audit Committee

We established an audit committee effective March 22, 2010 with an appointed financial expert. The members of our Audit Committee are independent directors. Our Audit Committee consists of Douglas Cole, Xue Xiaoping and Dora Dong. Mr. Cole qualifies as "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K, and is the Chairman of the Audit Committee. Our Board of Directors has adopted a written audit committee charter.

The Audit Committee assists our board in monitoring:

●	our accounting, auditing, and financial reporting processes;

●	the integrity of our financial statements;

●	internal controls and procedures designed to promote our compliance with accounting standards and applicable laws and regulations; and

●	the appointment and evaluation of the qualifications and independence of our independent auditors.

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has (i) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 114, (ii) reviewed the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and (iii) discussed with the independent accountant the independent accountant’s independence. Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements be included in our most recent Annual Report.

 Nominating Committee

We established a nominating committee effective March 22, 2010. The members of our nominating committee are independent directors. Our nominating committee consists of Douglas Cole, Dora Dong and Xue Xiaoping. The purpose of the nominating committee of the Board of Directors is to recommend to the Board changes in Board composition as well as make recommendations with respect to size and composition of the Board, recommend to the Board on the minimum qualifications and standards for director nominees and review qualifications of potential candidates for the Board. Our board of directors has adopted a written nominating committee charter.

Director Nominations

Part of our nominating committee’s duties is to screen and nominate candidates considered for election to our Board. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The nominating committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The nominating committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.

The nominating committee values diversity as a factor in selecting individuals nominated to serve on the Board. Although the Board prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate mix, nor is there any specific policy on diversity. The nominating committee uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to a high standard of service for the Board.

Compensation Committee

 We established a compensation committee effective March 22, 2010. The members of our compensation committee are independent directors. Our compensation committee consists of Douglas Cole, Dora Dong and Xue Xiaoping, Dora Dong is Chairman of the compensation committee. The compensation committee of the Board of Directors is responsible for (i) determining the general compensation policies, (ii) establishing compensation plans, (iii) determining senior management compensation and (iv) administering our stock option plans. Our Board of Directors has adopted a written compensation committee charter.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to Longwei Petroleum Investment Holding Limited, No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024, Attention: Michael Toups, or by facsimile +1 (727) 231-0944. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Vote Required

Under applicable Colorado law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 30, 2013

Our Board has appointed Anderson Bradshaw PLLC (“Anderson”), to serve as our independent registered public accounting firm for the year ending June 30, 2013.   Anderson has acted as our principal accountant since August 2, 2012 and served as our principal accountant for the fiscal year ended June 30, 2012.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification.  However, Longwei is submitting this matter to the stockholders as a matter of good corporate governance.  Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Longwei and its stockholders.  If the appointment is not ratified, the Board will consider its options.

A representative of Anderson is expected to be present via telephone conference call at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms.  Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Longwei.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Longwei’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is not the duty of the Audit Committee to determine that Longwei’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits.  Those are the responsibilities of management and Longwei’s independent registered public accounting firm.  In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Longwei’s independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

Audit Fees

For the Company’s consolidated financial statements for the year ended June 30, 2012, the Company was billed $171,204 for professional services rendered for the audit of the Company’s consolidated financial statements, review of the Company’s quarterly financial statements and corporate tax return.

For the Company’s consolidated financial statements for the year ended June 30, 2011, the Company was billed $176,454 for professional services rendered for the audit of the Company’s consolidated financial statements, review of the Company’s quarterly financial statements and corporate tax return.

Audit-Related Fees

The Company paid $171,204 to its auditor, Anderson Bradshaw PLLC, for the year ended June 30, 2012.

The Company paid $167,512 to its auditor, Child, Van Wagoner & Bradshaw PLLC, for the year ended June 30, 2011.

Tax Fees

The Company paid $5,250 to its auditor, Anderson Bradshaw PLLC, for tax services for the year ended June 30, 2012.

The Company paid $5,000 to its auditor, Child, Van Wagoner & Bradshaw PLLC, for tax services for the year ended June 30, 2011.

All Other Fees

The Company did not incur any other fees related to services rendered by its principal accountant for the year ended June 30, 2012.

The Company did not incur any other fees related to services rendered by its principal accountant for the year ended June 30, 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of Anderson Bradshaw PLLC as Longwei’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ANDERSON BRADSHAW PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 26, 2012. The information in this table provides the ownership information for:

•	each person known by us to be the beneficial owner of more than 5% of our Common Stock;
•	each of our directors;
•	each of our executive officers; and
•	our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 101,508,269 shares outstanding on November 26, 2012 and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after November 26, 2012.

Name and Address of Beneficial Owner (2)	Number of Shares Beneficially Owned	Percentage of Class (1)
Cai Yongjun (3)	33,500,000	33.0%
Yongping Xue (4)	33,500,000	33.0%
Michael Toups (5)	123,200	*
Dora Dong (6)	3,000	*
Douglas Cole (7)	18,000	*
Xue Xiaoping (8)	-	-
All Directors and Officers (6 Persons)	67,143,300	66.14%

(1)
Based upon 101,508,269 shares of stock issued and outstanding as of November 26, 2012, assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after November 26, 2012.

(2)	Unless otherwise stated, the address for all the officers and directors is No.30 Dajingyu Street, Xiaojingyu Xiang, Wanbailin District Taiyuan City, Shanxi Province, PRC, PC 030024.

(3)	Cai Yongjun is the Chief Executive Officer and Chairman of the Board of Directors of Longwei Petroleum Investment Holding Limited.

(4)	Yongping Xue is Secretary and Director of Longwei Petroleum Investment Holding Limited.

(5)	Michael Toups is the Chief Financial Officer of Longwei Petroleum Investment Holding Limited.

(6)	Dora Dong is a director of Longwei Petroleum Investment Holding Limited.

(7)	Douglas Cole is a director of Longwei Petroleum Investment Holding Limited.

(8)	Xue Xiaoping is a director of Longwei Petroleum Investment Holding Limited.

* Less than 1% - Percentage of Class

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. To the best of the Company’s knowledge, any reports required to be filed are filed for the fiscal years ended June 30, 2012 and 2011, respectively.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table shows the compensation awarded or paid to, or earned by the officers and directors of Longwei Petroleum Investment Holding Limited for the years ended June 30, 2012, 2011 and 2010, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Cai Yongjun,** Chief Executive Officer, Director	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$7,333	$-	$-	$-	$-	$-	$-	$7,333
	2010	$6,670	$-	$-	$-	$-	$-	$-	$6,670

Michael Toups, Chief Financial Officer, Principal Accounting Officer ***	2012	$120,000	$-	$69,000	$-	$-	$-	$-	$189,000
	2011	$120,000	$-	$126,600	$-	$-	$-	$-	$246,600
	2010	$4,000	$-	$-	$-	$-	$-	$-	$4,000

Yongping Xue,**	2012	$-	$-	$-	$-	$-	$-	$-	$-
Secretary, Treasurer	2011	$5,945	$-	$-	$-	$-	$-	$-	$5,945
Director	2010	$5,617	$-	$-	$-	$-	$-	$-	$5,617

*Stock awards represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
**The two principle shareholders agreed not to take any compensation from the Company for the year ended June 30, 2012.
*** Michael Toups appointed on June 23, 2010.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers at June 30, 2012.

	Options awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or unites of stock that have not vested (#)	Market value of shares of unites of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Cai Yongjun	-	-	-	$-	-	-	-	-	-

Michael Toups	-	-	-	$-	-	-	-	-	-

DIRECTOR COMPENSATION

The following table discloses the compensation of the directors of the Company for the fiscal year ended June 30, 2012:

Name	Fees earned or paid in cash ($)	Stock awards ($)*	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Cai Yongjun	$-	$-	-	-	-	-	$-
Yongping Xue	$-	$-	-	-	-	-	$-
Douglas Cole	$15,000	$12,150	-	-	-	-	$27,150
Dora Dong	$3,000	$3,870	-	-	-	-	$6,870
Xue Xiaoping	$-	$-	-	-	-	-	$-

*Stock awards represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718

Employment Agreements

Effective January 1, 2012, the Company entered into one-year agreements with two of its independent directors Douglas Cole and Dora Dong. Pursuant to Mr. Cole’s agreement, he will receive $20,000 and 12,000 shares of common stock annually. The Company shall issue him 6,000 shares of common stock on June 1, 2012 and December 1, 2012. Pursuant to Ms. Dong’s agreement, she will receive $6,000 and 6,000 shares of common stock annually. The Company shall issue her 3,000 shares of common stock on June 1, 2012 and December 1, 2012.

On August 8, 2011, the Company entered into a consulting agreement with its Chief Financial Officer, Michael Toups. The agreement is for a twelve-month term. Under the terms of the agreement, the Chief Financial Officer is to be compensated $10,000 per month. He is also to receive a share award of 60,000 shares of common stock under the following terms, 15,000 shares of the Company’s common stock shall vest and be issued on the last day of each calendar quarter for services rendered during that quarter, beginning September 30, 2011. The Company does not have a current written agreement with its Chief Financial Officer, but continues to compensate him under the same terms as his previous agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Company will present all possible transactions between the Company and the Company’s officers, directors or 5% shareholders, and the Company’s affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. Except as disclosed herein, there are no other transactions required to be disclosed for related persons as defend in Item 404 (a). Other than as may be disclosed herein, there are no other related transactions to disclose.

OTHER MATTERS

Longwei has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, Longwei will cancel your previously submitted proxy.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Section 121 and Part 8 of the NYSE MKT LLC listing standards). The Audit Committee operates under a written charter, which can be found in the Corporate Governance section of our website, www.longweipetroleum.com, and is also available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2012.

We have reviewed and discussed with management and Anderson Bradshaw PLLC, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with Anderson Bradshaw PLLC, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and Anderson Bradshaw PLLC, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NYSE MKT and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from Anderson Bradshaw PLLC required by applicable requirements of the PCAOB regarding Anderson Bradshaw PLLC ‘s communications with the Audit Committee concerning independence, and have discussed with Anderson Bradshaw PLLC, their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC.

Doug Cole, Chairman
Dora Dong Xiaoping Xue

ADDITIONAL INFORMATION

Annual Reports and Form 10-K

Additional copies of Longwei’s Annual Report and Form 10-K for the fiscal year ended June 30, 2012 may be obtained without charge by writing to the Corporate Secretary, Longwei Petroleum Investment Holding Limited, No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024 or by facsimile +1 (727) 231-0944.

By Order of the Board of Directors

/s/ Cai Yongjun
Cai Yongjun
Chairman of the Board of Directors

November 27, 2012

PROXY	LONGWEI PETROLEUM INVESTMENT	PROXY
HOLDING LIMITED

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cai Yongjun and Michael Toups, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Longwei Petroleum Investment Holding Limited (the “Company”) which the undersigned may be entitled to vote at the 2012 Annual Meeting of Stockholders to be held on Thursday, December 20, 2012 at 9:00 am, local time, at the Company’s offices located at No. 30 Dajingyu Street, Xiaojingyu Xiang, Wan Bailin District, Taiyuan City 030024, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1.	To elect five (5) directors to serve for one-year terms or until each of their successors are duly elected and qualified:

Cai Yongjun	☐	FOR all nominees listed at left (except as written below to the contrary)
Yongping Xue
Douglas Cole	☐	WITHHOLD AUTHORITY TO VOTE for all nominees listed at left
Dora Dong
Xue Xiaoping

      Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided above.

2.	To ratify the appointment of Anderson Bradshaw, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2013:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” the nominees listed in Proposal 1 and “FOR” Proposal 2, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE
ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Dated:_________ , 2012

Signature

Signature if held jointly

Note:  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate whether you will attend the Annual Meeting of Stockholders on December 20, 2012:

I  ☐ plan    ☐ do not plan to attend the annual meeting.

[Note: the foregoing is required for building security clearance.]